SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2016

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Systemax Inc. (the “Company”) was held on June 6, 2016.  At the annual meeting, the stockholders of the Company voted on three proposals, summarized below.  The vote on each proposal is set forth below.

1.	To elect seven directors for a one-year term ending at the Company’s 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified:

Name of Nominee	FOR	WITHHELD	Broker Non-Votes

Richard Leeds	30,634,213	3,127,682	2,559,381
Bruce Leeds	30,634,813	3,127,082	2,559,381
Robert Leeds	30,634,813	3,127,082	2,559,381
Lawrence Reinhold	30,745,413	3,016,482	2,559,381
Stacy Dick	33,253,787	508,108	2,559,381
Robert D. Rosenthal	33,242,390	519,505	2,559,381
Marie Adler-Kravecas	33,493,457	268,438	2,559,381

Accordingly, each of the director nominees was re-elected to the Board of Directors.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2016:

For	36,202,700
Against	117,036
Abstain	1,540
Broker Non-Vote	-

Accordingly, the appointment of Ernst & Young LLP was ratified.

3.	To approve, on a non-binding, advisory basis, the termination of certain corporate governance restrictions imposed under a 2006 class action settlement agreement:

For	6,032,909
Against	3,377,170
Abstain	39,940
Broker Non-Vote	2,559,381

Accordingly, our stockholders (excluding any shares owned by any officers or directors) approved, on a non-binding advisory basis, the termination of certain governance restrictions imposed under a 2006 class action settlement agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

	By:	/s/ Eric Lerner
Name: Eric Lerner
Title: Senior Vice President

Dated: June 7, 2016